Exhibit 99.1

Tripadvisor Reports First Quarter 2020 Financial Results

NEEDHAM, MA, May 7, 2020 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the first quarter ended March 31, 2020.

“These are unprecedented times. Government actions in response to the COVID-19 pandemic, including travel bans, shelter-in-place orders and requirements for physical distancing, have had a significant impact on consumers and businesses throughout the world. The travel, hospitality, and leisure industries have been particularly challenged, and online travel agents, hotels and restaurants comprise a majority of our partners and our revenue,” said Chief Executive Officer Steve Kaufer. “We estimate daily bookings and revenue across our segments and products declined year-over-year generally by more than 90% during late March, and this trend continued through April.”

Kaufer continued, “We believe we are currently going through the darkest days. We remain confident that travel will rebound and that demand for our products and services will recover. As was the case during past travel industry disruptions, Tripadvisor intends to play a critical role by actively supporting our consumers, our partners and our employees worldwide in the recovery and beyond.”

Response to COVID-19

The Company has taken, or is in the process of taking, the following actions in order to reinforce its financial position:

Expense Management

•

Enacting a workforce reduction that has affected approximately 700 employees and will likely impact approximately 200 additional employees, totaling approximately 900 employees, or 23% of our workforce.

•	Furloughing a further approximately 850 employees, or 22% of our workforce, most significantly at The Fork.
•	Making targeted reductions to the Company’s office lease portfolio.
•

Commencing in March 2020, Stephen Kaufer, President and Chief Executive Officer of the Company, elected to forego his base salary for the remainder of the 2020 calendar year. The Company’s Board of Directors agreed to forego their annual cash retainer and reduce to their annual equity award.

•

Executing on a temporary 20% reduced work schedule and corresponding pay reduction for most of our remaining North American employees, and planning to do the same in other markets, subject to local employment processes.

These actions are incremental to the cost reductions we enacted early in the first quarter of 2020 and communicated on our earnings call in February. The Company incurred pre-tax restructuring and related reorganization costs of $9 million during Q1 2020 related to workforce reductions. In Q2 2020, the Company estimates it will incur approximately $30 million to $35 million of pre-tax restructuring and related reorganization costs.

Liquidity

As of March 31, 2020, we had $798 million of cash and cash equivalents. We have taken the following actions to reinforce our liquidity position:

•	During March, we borrowed $700 million from our revolving credit facility.
•

On May 5th, we amended our existing revolving credit facility to, among other things, suspend the leverage ratio covenant through the fiscal quarter ending September 30, 2021, and replace it with a minimum liquidity covenant, and provide collateral to secure the obligations under the agreement, as well as downsize its capacity to $1.0 billion from $1.2 billion.

Capital Returns

During the three months ended March 31, 2020, we repurchased 4,707,450 shares of our outstanding common stock at an average share price of $24.32 per share, exclusive of fees and commissions, or $115 million in the aggregate under our existing share repurchase program authorized by the Board of Directors. We do not intend to repurchase additional shares for the foreseeable future.

Cares Act Relief

On March 27, 2020, the U.S. government enacted the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) in response to the COVID-19 pandemic, which among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. Based on our preliminary evaluation of the CARES Act, we qualify for certain employer payroll tax credits and the deferral of payroll and other tax payments in the future, as well as certain income tax related provisions. Most notably, during the three months ended March 31, 2020, the Company recorded an income tax benefit of $14 million resulting from a loss carryback provision under the CARES Act enacted in March 2020.

Chief Financial Officer Ernst Teunissen added, “As a result of our concerted, prudent actions, we believe we have the liquidity and the revised financial covenants to withstand an extended period of business disruption.”

First Quarter 2020 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2020	2019	% Change
Total Revenue	$278	$376	(26)%
Hotels, Media & Platform	$169	$254	(33)%
Experiences & Dining	$83	$80	4%
Other	$26	$42	(38)%

GAAP Net Income (Loss)	$(16)	$26	n.m.

Total Adjusted EBITDA (1)	$40	$89	(55)%
Hotels, Media & Platform	$53	$105	(50)%
Experiences & Dining	$(19)	$(24)	21%
Other	$6	$8	(25)%

Non-GAAP Net Income (1)	$9	$51	(82)%

Diluted Earnings (Loss) per Share:
GAAP	$(0.12)	$0.18	n.m.
Non-GAAP (1)	$0.07	$0.36	(81)%

Cash flow from operating activities	$(70)	$182	n.m.
Free cash flow (1)	$(90)	$165	n.m.

n.m. = not meaningful

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

First Quarter 2020 Revenue by Source

	Three months ended March 31,
(In millions, except percentages )	2020	2019	% Change
Hotels, Media & Platform
TripAdvisor-branded hotels	$137	$216	(37)%
TripAdvisor-branded display and platform	32	38	(16)%
Experiences & Dining	83	80	4%
Other (1)	26	42	(38)%
Total Revenue	$278	$376	(26)%
(1)	Other consists of our Rentals, Flights/Cruises/Car, SmarterTravel and Tripadvisor China business units.

Conference Call

Tripadvisor posted prepared remarks and supplemental financial information on the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com. Tripadvisor will host a conference call tomorrow, May 8, 2020, at 8:30 a.m., Eastern Time, to discuss Tripadvisor’s first quarter 2020 operating results, as well as other forward-looking information about Tripadvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on Tripadvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 6354346) until May 15, 2020 and the webcast will be accessible at http://ir.tripadvisor.com/events-and-presentations for at least twelve months following the conference call.

About Tripadvisor

Tripadvisor, the world's largest travel platform*, helps 463 million travelers each month** make every trip their best trip. Travelers across the globe use the Tripadvisor site and app to browse 860 million reviews and opinions of 8.7 million accommodations, restaurants, experiences, airlines and cruises. Whether planning or on a trip, travelers turn to Tripadvisor to compare low prices on hotels, flights and cruises, book popular tours and attractions, as well as reserve tables at great restaurants. Tripadvisor, the ultimate travel companion, is available in 49 markets and 28 languages.

The subsidiaries of Tripadvisor, Inc. (NASDAQ:TRIP), own and operate a portfolio of travel media brands and businesses, operating under various websites and apps, including the following websites: www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.cruisecritic.com, www.familyvacationcritic.com, www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, and www.bookatable.co.uk), www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.singleplatform.com, www.smartertravel.com, www.vacationhomerentals.com, and www.viator.com.

*   Source: Jumpshot for Tripadvisor Sites, worldwide, November 2019

** Source: Tripadvisor internal log files, average monthly unique visitors, Q3 2019

Tripadvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenue	$278	$376

Costs and expenses:
Cost of revenue	19	21
Selling and marketing (1)	129	178
Technology and content (1)	73	73
General and administrative (1)	52	42
Depreciation	25	23
Amortization of intangible assets	7	8
Total costs and expenses	305	345
Operating income (loss)	(27)	31
Other income (expense), net	-	2
Income (loss) before income taxes	(27)	33
(Provision) benefit for income taxes	11	(7)
Net income (loss)	$(16)	$26

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.12)	$0.19
Diluted	$(0.12)	$0.18

Weighted average common shares outstanding:
Basic	136	138
Diluted	136	141

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$4	$5
Technology and content	$11	$12
General and administrative	$11	$10

Tripadvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$798	$319
Accounts receivable and contract assets, net of allowance for doubtful accounts of $25 and $25, respectively	159	183
Income taxes receivable	26	4
Prepaid expenses and other current assets	29	27
Total current assets	1,012	533
Property and equipment, net of accumulated depreciation of $338 and $319, respectively	268	270
Operating lease right-of-use assets	67	74
Intangible assets, net of accumulated amortization of $176 and $173, respectively	101	110
Goodwill	826	840
Deferred income taxes, net	7	7
Non-marketable investments	54	55
Other long-term assets	92	95
TOTAL ASSETS	$2,427	$1,984

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34	$11
Deferred merchant payables	71	159
Deferred revenue	60	62
Accrued expenses and other current liabilities	146	203
Total current liabilities	311	435
Long-term debt	700	―
Deferred income taxes, net	16	8
Other long-term liabilities	373	380
Total Liabilities	1,400	823

Stockholders’ equity:
Preferred stock, $0.001 par value	―	―
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	―	―
Authorized shares: 1,600,000,000
Shares issued: 140,109,681 and 138,698,307, respectively
Shares outstanding: 121,285,697 and 124,581,773, respectively
Class B common stock, $0.001 par value	―	―
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,167	1,150
Retained earnings	662	681
Accumulated other comprehensive income (loss)	(80)	(63)
Treasury stock-common stock, at cost, 18,823,984 and 14,116,534 shares, respectively	(722)	(607)
Total Stockholders’ Equity	1,027	1,161
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,427	$1,984

Tripadvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Operating activities:
Net income (loss)	$(16)	$26
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	25	23
Amortization of intangible assets	7	8
Stock-based compensation expense	26	27
Deferred income tax expense (benefit) and other, net	12	14
Changes in operating assets and liabilities, net of effects from acquisitions and other investments	(124)	84
Net cash provided by (used in) operating activities	(70)	182

Investing activities:
Capital expenditures, including internal-use software and website development	(20)	(17)
Purchases of marketable securities	―	(40)
Maturities of marketable securities	―	15
Net cash used in investing activities	(20)	(42)

Financing activities:
Repurchase of common stock	(115)	―
Proceeds from 2015 credit facility	700	―
Payment of withholding taxes on net share settlements of equity awards	(14)	(23)
Payments of finance lease obligation	(1)	(1)
Net cash provided by (used in) financing activities	570	(24)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	―
Net increase in cash, cash equivalents and restricted cash	479	116
Cash, cash equivalents and restricted cash at beginning of period	319	655
Cash, cash equivalents and restricted cash at end of period	$798	$771

Tripadvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended		% Change
	March 31, 2020	March 31, 2019	2020 vs. 2019
Revenue:
Hotels, Media & Platform	$169	$254	(33)%
Experiences & Dining	83	80	4%
Other (1)	26	42	(38)%
Total revenue	$278	$376	(26)%
Adjusted EBITDA:
Hotels, Media & Platform	$53	$105	(50)%
Experiences & Dining	(19)	(24)	21%
Other (1)	6	8	(25)%
Total Adjusted EBITDA (2)	$40	$89	(55)%
Adjusted EBITDA Margin:
Hotels, Media & Platform	31%	41%
Experiences & Dining	(23)%	(30)%
Other (1)	23%	19%
Total Adjusted EBITDA Margin (2)	14%	24%

Net Income (Loss) (3)	$(16)	$26
Net Income (Loss) Margin	(6)%	7%

(1)	Other consists of the combination of our Rentals, Flights/Cruises/Car, SmarterTravel and Tripadvisor China business units.
(2)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(3)	This amount reflects our consolidated GAAP Net Income for the periods presented. Tripadvisor does not calculate or report net income (loss) by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange, as well as other measures.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as Net Income (Loss) plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; (7) legal reserves and settlements; (8) restructuring and other related reorganization costs; and (9) non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful. During the fourth quarter of 2019, the Company revised its Adjusted EBITDA definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our business. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our Adjusted EBITDA definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt, if any;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, such as legal reserves and settlements and restructuring and other related reorganization costs;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income” as GAAP net income (loss) excluding, net of their related tax effects (which excludes the impact of significant one-time changes resulting from tax legislation or significant legislation that impacts tax, such as the CARES Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves and settlements; (5) restructuring and other related reorganization costs; and (6) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance. During the fourth quarter of 2019, the Company revised its non-GAAP net income definition to exclude restructuring and other related reorganization costs, as the Company believes these costs are not directly tied to the ongoing core operations of our businesses. The Company believes this change better enables management and investors to compare financial results between periods as these costs may vary independent of business performance. This revision to our non-GAAP net income definition did not have a material impact on our segment or non-GAAP financial results for any period prior to the three months and year ended December 31, 2019, and therefore no reclassifications have been made to conform the prior periods to the current period presentation. This revision had no effect on consolidated GAAP results in any period.

Tripadvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

Tripadvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

Tripadvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Tripadvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

Tripadvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(16)	$26
Add: Provision (benefit) for income taxes	(11)	7
Add: Other (income) expense, net	―	(2)
Add: Depreciation and amortization of intangible assets	32	31
Add: Restructuring and other related reorganization costs	9	―
Add: Stock-based compensation expense	26	27
Adjusted EBITDA (Non-GAAP)	$40	$89

Revenue (GAAP)	$278	$376

Net Income (loss) margin (GAAP)	(6)%	7%
Adjusted EBITDA margin (Non-GAAP) (1)	14%	24%

Reconciliation from GAAP Net Income (Loss) and GAAP Net Income (Loss) per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income (Loss)	$(16)	$26
Add: Stock-based compensation expense	26	27
Add: Restructuring and other related reorganization costs	9	―
Add: Amortization of intangible assets	7	8
Add: (Gain)/Loss on investment	(1)	―
Subtract: Income tax effect of Non-GAAP adjustments (2)	2	10
Subtract: Income tax benefit related to CARES Act (3)	14	―
Non-GAAP net income	$9	$51

GAAP diluted shares (4)	138	141

GAAP Net Income (loss) per diluted share	$(0.12)	$0.18
Non-GAAP net income per diluted share (5)	$0.07	$0.36

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by (used in) operating activities (GAAP)	$(70)	$182
Subtract: Capital expenditures	20	17
Free cash flow (Non-GAAP)	$(90)	$165
(1)	Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)

Represents a tax benefit of $14 million recorded in connection with the passage of the CARES Act, pertaining to the rate differential on net operating loss carrybacks recorded during the three months ended March 31, 2020.

(4)

Includes potential dilutive effect of common equivalent shares as if the Company had generated net income for the three months March 31, 2020; solely in order to calculate Non-GAAP net income diluted EPS for the three months ended March 31, 2020.

(5)	Tripadvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com